Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Quality Municipal Fund, Inc.
811-06240


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
voting together as a class
<c>  Preferred Shares

To approve a new investment
management agreement



   For
   16,669,554
                  -
   Against
        537,170
                  -
   Abstain
        510,821
                  -
   Broker Non-Votes
     5,755,968
                  -
      Total
   23,473,513
                  -



To approve a new sub-advisory
agreement



   For
   16,636,023
                  -
   Against
        547,428
                  -
   Abstain
        534,095
                  -
   Broker Non-Votes
     5,755,967
                  -
      Total
   23,473,513
                  -




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236557, on June 16, 2014.